UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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RCM TECHNOLOGIES, INC.
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RCM Technologies, Inc.
2500 McClellan Avenue
Pennsauken, NJ 08109
Tel: 856.356.4500
Fax: 856.356.4600
www.rcmt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 13, 2019

To Our Stockholders:

The RCM Technologies, Inc. 2019 Annual Meeting of Stockholders will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, on Friday, December 13, 2019, at 4:00 p.m. local time.

The purposes of the meeting are to:

1.	Elect six directors to hold office until the Annual Meeting of Stockholders to be held in 2020 and until their successors are duly elected and qualified;

2.	Ratify our Audit Committee’s selection of Macias, Gini & O’Connell LLP as our independent accountants for our fiscal year ending December 28, 2019;

3.	Conduct an advisory vote to approve the compensation of our named executive officers for 2018;

4.	Conduct an advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers; and

5.	Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

We have fixed October 17, 2019 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their shares in “street name” through brokers, banks and other nominees and may choose to vote their shares by telephone instead of using the enclosed proxy card. If you wish to vote by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Kevin D. Miller
Secretary

Pennsauken, New Jersey
November 8, 2019

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey 08109

________________________________

PROXY STATEMENT
________________________________

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 13, 2019

About this Proxy Statement

Our Board of Directors is soliciting proxies to be used at our 2019 Annual Meeting of Stockholders. The meeting will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Friday, December 13, 2019, at 4:00 p.m. local time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about November 8, 2019.

VOTING PROCEDURES

Who Can Vote

Only RCM common stockholders at the close of business on the record date, October 17, 2019, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 12,955,847 shares of RCM common stock outstanding.

How You Can Vote

You can vote by:

•	marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided,

•	phoning in your vote using the information provided on your voting form, or

•	attending the meeting and voting in person.

How You Can Revoke Your Proxy or Change Your Vote

You can revoke your proxy at any time before it is voted at the meeting by:

•	sending a written notice that you have revoked your proxy to our Secretary, Kevin D. Miller, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109-4613,

•	submitting a later-dated proxy card, or

•	attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting.

Director nominees are elected by a majority vote, meaning that a nominee for director is elected only if he or she receives the affirmative vote of a majority of the total votes cast for and against such nominee. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters, except for the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers, in which the option approved shall be the one receiving the highest number of votes cast on the matter.

Shares represented by a proxy marked “abstain” on any matter will be considered present at the meeting for purposes of determining whether there is a quorum but will not be considered as votes cast on that matter. Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be considered as votes cast on matters as to which there is a “broker non-vote.” Abstentions and “broker non-votes” will therefore have no effect on the outcome of any vote taken at the meeting.

Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Bradley S. Vizi or Kevin D. Miller, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

●	FOR the persons we nominated for election as directors (Proposal No. 1);

●	FOR the ratification of our Audit Committee’s selection of Macias, Gini & O’Connell LLP as our independent accountants for our fiscal year ending December 28, 2019 (Proposal No. 2);

●	FOR approval of an advisory resolution approving the compensation of our named executive officers for 2018 (Proposal No. 3); and

●	For the option of “ONE YEAR” in the advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers (Proposal No. 4).

If any other matters are properly presented at the meeting for consideration, Mr. Vizi and Mr. Miller will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mail, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on December 13, 2019

This proxy statement and our 2018 annual report to stockholders are available at

http://www.astproxyportal.com/ast/08117/

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of October 25, 2019.

Name and Address of Beneficial Owner	Number of Shares	Approximate Percentage of Outstanding Common Stock(1)

IRS Partners No. 19, L.P(2)	3,042,665	23.5%
515 S. Figueroa Street, Suite 1050
Los Angeles, CA 90071

Dimensional Fund Advisors LP(3)	901,503	7.0%
Building One
6300 Bee Cave Road
Austin, TX 78746

Renaissance Technologies LLC(4)	728,700	5.6%
800 Third Avenue
New York, NY 10022

(1)	Based on 12,955,847 shares outstanding as of October 25, 2019.

(2)

Based on Amendment No. 15 to Schedule 13D (the “Amendment”), filed with the Commission on March 18, 2019, by IRS Partnership No. 19, L.P. (“IRS 19”), The Leonetti/O’Connell Family Foundation (the “Foundation”), M2O, Inc. (“M2O”), The Michael F. O’Connell and Margo L. O’Connell Revocable Trust (the “Trust”), Michael O’Connell (“Mr. O’Connell” and, collectively with IRS 19, the Foundation, M2O and the Trust, the “O’Connell Entities”), Harvest Financial Corporation (“Harvest”) and Bradley Vizi (“Mr. Vizi”). The Amendment states that IRS 19, M2O, the Trust and Mr. O’Connell may be deemed to have the shared voting and dispositive power over the 2,692,065 shares owned by IRS 19 and that the Foundation and Mr. O’Connell may be deemed to have shared voting and dispositive power over 266,074 shares owned by the Foundation. The Amendment also states that Harvest exclusively manages IRS 19’s and the Foundation’s investment in the Common Shares pursuant to which Mr. Vizi on behalf of Harvest manages such investments. In addition to the Schedule 13D, this amount reflects certain additional information known to the Company regarding Mr. Vizi’s share ownership. As a result, Harvest and Mr. Vizi may be deemed to have shared dispositive power with respect to the 2,958,139 shares held by IRS 19 and the Foundation. Mr. Vizi has sole voting and dispositive power over 84,526 shares.

(3)

Based on a Form 13G filed with the Commission on February 8, 2019. The Form 13G states that Dimensional Fund Advisors LP, a registered investment advisor, has sole voting power over 893,953 of these shares and sole or shared dispositive power as to all of these shares.

(4)

Based on a Form 13G filed with the Commission on February 13, 2019. The Form 13G states that Renaissance Technologies LLC has sole voting power over 695,100 of these shares and sole or shared dispositive power over all of these shares.

Security Ownership of Management

The following table lists the number of shares of our common stock beneficially owned, as of October 25, 2019, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors, nominees and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

Name	Number of Shares	Approximate Percentage of Outstanding Common Stock(1)
Roger H. Ballou(2)	73,062	*
Richard A. Genovese(3)	11,968	*
Leon Kopyt(4)	584,702	4.5%
S. Gary Snodgrass(5)	56,608	*
Bradley S. Vizi	101,026	*
Frank Petraglia	21,777	*
Michael Saks	81,843	*
Other executive officers	472,731	3.6%
All directors and executive officers as a group (10 persons)	1,403,717	10.8%

__________

*	Represents less than one percent of our outstanding common stock.

(1)	Based on 12,955,847 shares outstanding as of October 25, 2019.

(2)	Includes 11,968 shares issuable upon the vesting of restricted stock units on December 14, 2019.

(3)	Includes 11,968 shares issuable upon the vesting of restricted stock units on December 14, 2019.

(4)	Includes 11,968 shares issuable upon the vesting of restricted stock units on December 14, 2019.

(5)	Includes 11,968 shares issuable upon the vesting of restricted stock units on December 14, 2019.

PROPOSAL 1
___________________________

ELECTION OF DIRECTORS

Stockholders are being asked to elect six (6) directors at the Annual Meeting, each to serve until their successors are duly elected at the 2020 annual meeting and qualified. Your Board has nominated for election as director Roger H. Ballou, Richard A. Genovese, Swarna Srinivas Kakodkar, Leon Kopyt, S. Gary Snodgrass and Bradley S. Vizi. All but Ms. Kakodkar are current members of the Board.

Ms. Srinivas Kakodkar and Messrs. Ballou, Genovese, Kopyt, Snodgrass and Vizi have consented to serve a term on our Board of Directors, and the persons named as proxy holders on the enclosed proxy card, Mr. Vizi and Mr. Miller, intend to vote FOR the election of Ms. Srinivas Kakodkar and Messrs. Ballou, Genovese, Kopyt, Snodgrass and Vizi unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if any of Ms. Srinivas Kakodkar or Messrs. Ballou, Genovese, Kopyt, Snodgrass or Vizi is unable to serve as a director at the time of the Annual Meeting, Mr. Vizi or Mr. Miller will vote FOR the election of another person that the Board may nominate in their place.

Set forth below are brief descriptions of the nominees for election as director and of the continuing directors. The descriptions for the directors set forth the experience, qualifications, attributes and skills that have led the Board’s Nominating and Governance Committee and the Board to conclude that these individuals should serve as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ROGER H. BALLOU, RICHARD A. GENOVESE, SWARNA SRINIVAS KAKODKAR, LEON KOPYT, S. GARY SNODGRASS AND BRADLEY S. VIZI AS MEMBERS OF OUR BOARD OF DIRECTORS.

Nominees for Election as Directors

Roger H. Ballou, Director since 2013, age 68

Mr. Ballou currently serves as a director of Univest Financial Corporation of Pennsylvania (NASDAQ: UVSP), a Pennsylvania bank, and Alliance Data Systems Corporation (NYSE: ADS), a provider of transaction-based, data-driven marketing and loyalty solutions.  Until July 2016, Mr. Ballou served as Chairman of Fox Chase Bankcorp, Inc. Mr. Ballou previously served as the Chief Executive Officer and a director of CDI Corporation, a company that offers engineering, information technology and professional staffing solutions, from 2001 until 2011. Mr. Ballou had served as Chairman and Chief Executive Officer of Global Vacation Group, Inc. from 1998 to 2000. He was a senior advisor for Thayer Capital Partners from 1997 to 1998. From 1995 to 1997, Mr. Ballou served as Vice-Chairman and Chief Marketing Officer, then as President and Chief Operating Officer, of Alamo Rent A Car, Inc.  Before joining Alamo, for more than 16 years, he held several positions with American Express, culminating in his appointment as President of the Travel Services Group.

Mr. Ballou’s extensive public board and executive management experience and personal knowledge of the Company’s business segments, in particular its Engineering and Information Technology segments, allow him to make significant contributions in all facets of the business.

Nominees for Election as Directors (Continued)

Rick Genovese, Director since 2018, age 65

Mr. Genovese is currently engaged in private equity consultation roles related to turnaround and asset acquisition and disposition activities.  Mr. Genovese also serves as Executive Chairman of Board of Directors for Complia Health/Develus Systems. From February 2012 to January 2014, Mr. Genovese served as the Chief Operating Officer and Executive Vice President of CIBER, Inc. and as its Executive Vice President of North American Operations from September 2011 to February 2012.  Prior to joining CIBER, Mr. Genovese worked at various technology and consulting leaders including IBM, Price Waterhouse Coopers (PWC) and Electronic Data Systems (EDS). At IBM, he served as General Manager of Application Services for the Americas, the largest offering group within IBM’s Global Business Services. Prior to that, he was General Manager of the IBM Business Process Outsourcing practice for the Americas and also Managing Partner for the Global Business Services Communications sector. He joined IBM through its acquisition of PWC in 2002, where he was Managing Partner of Business Process Outsourcing for the Americas, and Managing Partner for the Global Energy Consulting Practice. At PWC, Mr. Genovese was admitted as a partner in 1990. He began his career at EDS, where he was a principal.

Mr. Genovese’s extensive experience in senior operating and financial roles provides direct relevance to the day to day issues facing the Company. Additionally, with a skills base founded in information technology services and human capital management there is direct relevance to Company’s performance criteria.

Swarna Srinivas Kakodkar, age 36

Ms. Srinivas Kakodkar is a seasoned technology executive with over 15 years of experience building and launching digital solutions that serve both enterprises and consumers.  Her experience includes investing in and advising numerous technology companies in software, digital media, consumer technology, and blockchain. Ms. Srinivas Kakodkar currently leads product management teams at an enterprise software company and advises technology startups.  She was previously at Facebook, where she oversaw the development of digital advertising products and partnerships with some of Facebook’s largest customers.  Prior to joining Facebook, Ms. Srinivas Kakodkar worked at AOL Platforms, where she managed M&A activity and built technology partnership programs. Ms. Srinivas Kakodkar also has worked at DN Capital, where she invested in software and digital media companies, and was deeply engaged in the operations of portfolio companies.

Ms. Srinivas Kakodkar’s extensive experience developing enterprise solutions at leading technology companies allow her to make valuable contributions to all of the Company’s business segments.

Nominees for Election as Directors (Continued)

Leon Kopyt, Director since 1991, age 74

Mr. Kopyt has been our Founder and Chairman Emeritus since September 2015. Previously, Mr. Kopyt served as our Chairman of the Board since 1992, as our President & Chief Executive Officer from 1994 to February 2014, as our Chief Financial Officer and Treasurer from 1992 to 1994, and as our Chief Operating Officer from 1990 to 1992. Prior to joining RCM, Mr. Kopyt was President and CEO of a European-based industrial corporation involved in the design and manufacture of a broad range of transportation and defense products for domestic and international markets as well as related services in international trade and finance. His previous professional experiences include engineering, management and executive positions with Crane Company, Pennsalt Chemicals, Budd Company, General Electric and Metropolitan Transportation Authority in New York.

Mr. Kopyt’s extensive experience in leading the Company in an executive capacity for over 25 years makes Mr. Kopyt a valuable member of our Board.

S. Gary Snodgrass, Director since 2010, age 68

Mr. Snodgrass retired from Exelon Corporation in 2007 after ten years of employment as Executive Vice President and Chief Human Resources and Security Officer. Prior to joining Exelon, Mr. Snodgrass was employed by USG Corporation as Vice President of Human Resources from 1973 to 1997. Since 2008, Mr. Snodgrass has been Managing Director of Snodgrass and Associates and Co-Founder and President of the Snodgrass Family Foundation. He served as Mayor of the City of St. Augustine Beach, FL in 2012 and 2013, and City Commissioner from 2014 to 2017. Mr. Snodgrass also served as an Adjunct Professor of Business for Flagler College in St. Augustine, FL.

Mr. Snodgrass’s extensive experience as a human resources executive facilitates his valuable insights in general and, more specifically, his contributions regarding human resources operational initiatives and issues.

Bradley S. Vizi, Director since 2013, age 35

Mr. Vizi has served as our Executive Chairman & President since June 2018.  Previously Mr. Vizi served as our Chairman of the Board since September 2015 and a board member since December 2013. Since February 2016, Mr. Vizi has served as a member of the Board of Directors at L.B. Foster (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy and utility markets with locations in North America and Europe.  Mr. Vizi founded Legion Partners, Inc. in 2010 and Legion Partners Asset Management, LLC in 2012, where he served as Managing Director and Portfolio Manager until October 2017.  From 2007 to 2010, Mr. Vizi was an investment professional at Shamrock Capital Advisors, Inc. (“Shamrock”), the alternative investment vehicle of the Disney Family.  Prior to Shamrock, from 2006 to 2007, Mr. Vizi was an investment professional with the private equity group at Kayne Anderson Capital Advisors L.P.

Mr. Vizi’s significant public company experience is particularly valuable in the areas of strategy, capital allocation, compensation planning, corporate governance and marketing the Company to the investment community.

OUR EXECUTIVE OFFICERS

The following table lists our executive officers. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

Name	Age	Position
Bradley S. Vizi	35	Executive Chairman & President
Kevin D. Miller	53	Chief Financial Officer, Treasurer and Secretary
Michael Boyle	48	Division President, Information Technology Services
Frank Petraglia	63	Division President, Engineering Services
Michael Saks	63	Division President, Health Care Services

Bradley S. Vizi. See above.

Kevin D. Miller has served as our Chief Financial Officer, Secretary and Treasurer since October 2008. From July 1997 until September 2008, he was Senior Vice President of RCM. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young LLP.

Michael Boyle has served as our Division President of Information Technology Services since June 2018. From February 2018 to June 2018 he was our Senior Vice President, IT Consulting & Solutions. Prior to joining RCM, Mr. Boyle was Chief Operating Officer of MDT Holdings and has held senior sales management positions with Spherion and Kforce. Mr. Boyle has a wealth of IT operational and sales experience.

Frank Petraglia has served as our Division President of Engineering Services since June 2018. From December 2014 until June 2018 he was the Senior Vice President of our Energy Services Group. Prior to joining RCM, Mr. Petraglia spent the last ten years in leadership positions with Siemens Energy and Mitsubishi Electric Power Products. He has extensive experience with highly engineered systems, including serving as the Vice President of High Voltage Solutions for Siemens US and General Manager of the Substation Division for Mitsubishi.

Michael Saks has served as our Division President of Health Care Services since June 2018. From May 2007 to June 2018 he was the Senior Vice President and General Manager of our Health Care Services Division. From January 1994 until May 2007 he was the Vice President and GM of our Health Care Services Division. Prior to joining RCM, Mr. Saks served as a corporate executive at MS Executive Resources, MA Management and Group 4 Executive Search. Mr. Saks has over 31 years of executive management, sales and recruiting experience.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executives, including the named executive officers, are similar to those provided to other executive officers.

The following discussion makes reference to our named executive officers, including our former President and Chief Executive Officer, Rocco Campanelli, who retired as of June 1, 2018.

As part of our ongoing effort to better align our leadership, corporate governance structure and compensation methodologies with the interests and perspectives of our stockholders, members of our Board of Directors and management team periodically speak with many of our more significant stockholders. Mindful of the input of these stockholders and motivated by our commitment to the implementation of best practices in corporate governance and compensation, the Compensation Committee and our Board have undertaken over the last several years a series of efforts with respect to compensation reform, including the following steps:

●	Limiting executive severance cash pay-outs to no more than 24 months’ base salary and bonus;

●	Prohibiting tax gross-ups in all future employment agreements;

●	Requiring future employment agreements to contain a “double trigger” with respect to executive change-in-control payments;

●	Adopting an incentive payment claw back policy for named executive officers; and

●

Developed the conceptual framework for a long term incentive plan containing performance-based stock units for the Company’s Chief Executive Officer and Chief Financial Officer, which, as discussed below, was initially implemented in fiscal year 2016.

Since the implementation of the new long term incentive plan described above, three grants have been made under this program.  On each of March 30, 2016, March 24, 2017, and April 5, 2018 the Compensation Committee made grants of 120,000 performance stock units (“PSUs”) to Mr. Campanelli.  Mr. Campanelli’s three grants terminated as of June 1, 2018, due to his retirement.

In 2018, the Compensation Committee granted Mr. Vizi 15,000 restricted stock units (“RSUs”) upon his appointment as the Company’s Executive Chairman and President on June 1, 2018. As Mr. Vizi continued to provide service to the Company through June 1, 2019, these RSUs vested on that date. On December 14, 2018, the Compensation Committee granted Mr. Vizi an additional 20,000 RSUs, to vest on January 2, 2020 contingent on Mr. Vizi continuing to provide service to the Company on such date. Further, on October 23, 2018, the Compensation Committee granted 40,000 PSUs to Mr. Vizi. The number of PSUs that could ultimately be earned and vested under this grant was subject to increase to up to 60,000 PSUs and was to be determined based on the level of achievement of certain performance goals tied to EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization) as measured over the performance period beginning on December 31, 2017 and ending on December 29, 2018. On January 21, 2019, the Compensation Committee certified the results under this grant and a total of 47,148 PSUs, valued at $176,805, vested with respect to this award.

Finally, on March 6, 2019, the Compensation Committee granted to a total of 160,000 PSUs to Mr. Vizi. The number of PSUs that will ultimately be earned and vested under this grant can be increased to up to 240,000 PSUs and shall be determined based on the level of achievement of certain performance goals tied to EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization) as measured over two periods as follows:

●

With respect to a target amount of 80,000 (with a maximum of 120,000 PSUs), the performance period beginning on December 30, 2018 and ending on December 28, 2019 (subject to adjustment upon a Change in Control, as defined under the Plan); and

●

With respect to a target amount of 80,000 (with a maximum of 120,000 PSUs), the performance period beginning on December 31, 2017 and ending on January 2, 2021 (subject to adjustment upon a Change in Control, as defined under the Plan).

Mr. Petraglia’s and Mr. Sak’s non-equity incentive plan compensation for fiscal 2018 was payable in cash and was primarily paid based on achievement of targets set for operating income growth.  Mr. Petraglia and Mr. Saks earned cash bonuses for fiscal 2018 of $130,000 and $175,000, respectively.

Summary Compensation Table

The following table lists, for our fiscal years ended December 29, 2018 and December 30, 2017, cash and other compensation paid to, or accrued by us, for our chief executive officer during our fiscal year ended December 29, 2018 and each of the persons who, based upon total annual salary, annual incentive compensation and bonus, was one of our other two most highly compensated executives during the fiscal year ended December 29, 2018.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total

Bradley S. Vizi(3)	2018	$135,577	$331,955	$-	$23,076	$490,608
Executive Chairman & President

Rocco Campanelli	2018	$212,596	$-	$-	$22,506	$235,102
President and CEO(4)	2017	$400,000	$-	$87,500	$37,164	$524,664

Frank Petraglia	2018	$289,711	$50,750	$130,000	$24,107	$494,568
President, Engineering Services	2017	$250,000	$64,200	$160,000	$18,413	$492,613

Michael Saks	2018	$275,000	$-	$175,000	$31,090	$481,090
President, Health Care Services	2017	$260,000	$-	$165,000	$29,417	$454,417

____________

(1)

Mr. Vizi vested in 47,148 shares in January 2019, pursuant to a performance-based stock award based on fiscal 2018 performance metrics granted on October 23, 2018. Mr. Vizi was also granted time-based restricted stock awards for 15,000 shares on June 1, 2018 and 20,000 shares on December 14, 2018. Mr. Petraglia was granted time-based restricted stock awards of 15,000 for fiscal 2017 and 12,500 for fiscal 2018. These amounts are based upon the grant date fair value of the option awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the amounts in the column are set forth in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the Commission. Mr. Campanelli was awarded 120,000 performance based restricted share units both on March 24, 2017 and April 5, 2018 for total performance based restricted share units of 240,000. Mr. Campanelli’s grants terminated as of June 1, 2018, due to his retirement.

(2)

This amount represents (i) premiums we paid during 2018 for medical, dental, vision, life and disability insurance on each of the officers named in this table as follows: Mr. Vizi: $2,243; Mr. Campanelli: $13,710; Mr. Petraglia: $13,097; and Mr. Saks: $19,665; (ii) matching contributions in the amount of $625 that were made for the 2018 fiscal year for Mr. Campanelli, Mr. Petraglia and Mr. Saks, in accordance with RCM’s retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended; and (iii) the following approximated amounts for Company leased automobiles or monthly automobile allowances and related expenses: Mr. Campanelli: $8,171; Mr. Petraglia: $10,384; and Mr. Saks: $10,800. Mr. Vizi was paid $20,833 for monthly director fees while he was non-employee director from January 1, 2018 through May 31, 2018.

(3)	Mr. Vizi was appointed Executive Chairman and President on June 1, 2018.

Summary Compensation Table (Continued)

(4)	Mr. Campanelli retired as the Company’s President and CEO as of June 1, 2018.

During our 2018 and 2017 fiscal years, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed $10,000.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unvested restricted share units as of December 29, 2018. No options to purchase common stock were outstanding on such date.

	Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Not Vested	Not Vested(1)	Not Vested(2)	Not Vested(1)

Bradley S. Vizi(3)	35,000	$114,450	40,000	$130,800

Rocco Campanelli(4)	--	--	--	--

Frank Petraglia	27,500	$89,925	--	--

____________

(1)

Calculated by multiplying the number of shares in the preceding column by $3.27, the closing price per share of the Company’s common stock on December 28, 2018, the last trading day of our last fiscal year.

(2)

Consists of performance-based restricted share units of 40,000 awarded to Mr. Vizi on October 23, 2018, assuming achievement of the applicable performance goals at the target threshold level of achievement.

(3)	Mr. Vizi was appointed Executive Chairman and President on June 1, 2018.

(4)	Mr. Campanelli retired as the Company’s President and CEO as of June 1, 2018.

 Compensation of Directors

Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

In 2014, the Compensation Committee engaged Towers Watson as an independent consultant to assist it in altering the structure of compensation to the Board’s non-employee members. Ultimately, the Compensation Committee recommended to the Board, and the Board adopted, the following revised compensation structure for non-employee members of the Board, which was implemented beginning with the 2015 fiscal year and continued to be utilized through May 31, 2018:

●	Annual cash retainer of $40,000, payable in equal monthly installments.

●

No meeting fees for up to five Board meetings in each calendar year. For each meeting in calendar year in excess of five, each Board member shall receive a cash payment of $1,500 for an in-person Board meeting and $750 for a telephonic meeting.

●

Annual equity grants of $40,000, in the form of RSUs with 1-year vesting feature (subject to acceleration upon Change in Control or separation from service in the same manner as the RSU grants made in December 2014), with delivery of the shares of common stock underlying to such RSUs to be made upon vesting; provided that, except for sales of shares in an amount no greater than required to generate an amount equal to the income tax on such shares, non-employee directors shall be required to retain shares delivered upon vesting unless, immediately following any such sale, such director would comply with the Company’s ownership guidelines.

●

Payment of the following additional annual retainers: Chairman of the Board $10,000; Lead Independent Director $10,000 (who shall serve only at such time as the Board does not have an independent chair); Audit Committee chair $10,000; Compensation Committee chair $7,500.

●	No other committee fees, for service or for meetings.

On June 1, 2018, the Compensation Committee recommended to the Board certain minor modifications in the structure of compensation to the Board’s non-employee members. On that date the Board adopted the following revised compensation structure for non-employee members of the Board, which was implemented upon adoption:

●	Annual cash retainer of $45,000, payable in equal monthly installments.

●	No meeting fees.

●

Annual equity grants of $45,000, in the form of RSUs with 1-year vesting feature (subject to acceleration upon Change in Control or separation from service in the same manner as the RSU grants made in December 2017), with delivery of the shares of common stock underlying to such RSUs to be made upon vesting; provided that, except for sales of shares in an amount no greater than required to generate an amount equal to the income tax on such shares, non-employee directors shall be required to retain shares delivered upon vesting unless, immediately following any such sale, such director would comply with the Company’s ownership guidelines.

Compensation of Directors (Continued)

●

Payment of the following additional annual retainers: Chairman of the Board (if independent) $25,000; Lead Independent Director $25,000 (who shall serve only at such time as the Board does not have an independent chair); Audit Committee chair $10,000; Compensation Committee chair $10,000; Nominating and Corporate Governance Committee chair $5,000.

●	No other committee fees, for service or for meetings.

The following table lists cash and other compensation paid to, or accrued by us for, our Board of Directors for our fiscal year ended December 29, 2018. All compensation received by Mr. Vizi for his service as a non-employee director until his appointment as our Executive Chairman and President on June 1, 2018 is reflected in the Summary Compensation Table under “All Other Compensation.”

Non-Employee Director Compensation Table

Name and Principal Position	Fees Earned Or Paid In Cash	Equity Awards(1)	All Other Compensation	Total
Roger H. Ballou	$70,208	$45,000	-	$115,208
Maier O. Fein(2)	$40,861	-	-	$40,861
Richard A. Genovese(3)	$2,386	$45,000		$47,386
Leon Kopyt	$42,917	$45,000	-	$87,917
Richard D. Machon(4)	$16,667	-	-	$16,667
S. Gary Snodgrass	$51,875	$45,000	-	$96,875

(1)

These amounts are based upon the grant date fair value of the option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in the column are set forth in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the Commission. As of December 29, 2018, Roger H. Ballou, Richard A. Genovese, Leon Kopyt and S. Gary Snodgrass each had 11,968 unvested restricted share units outstanding and Bradley S. Vizi had 35,000 unvested restricted share units outstanding.

(2)	Mr. Genovese was elected to the Board on December 14, 2018.

(3)	Mr. Fein retired from the Board on December 14, 2018.

(4)	Mr. Machon retired from the Board on June 1, 2018.

Executive Severance Agreements and Change in Control Agreements

The Company is a party to an Executive Severance Agreement (the “Executive Severance Agreement”) with Mr. Vizi, the Company’s Executive Chairman and President, dated as of June 1, 2018, which sets forth the terms and conditions of certain payments to be made by the Company to executive in the event, while employed by the Company, Mr. Vizi experiences (a) a termination of employment unrelated to a “Change in Control” (as defined therein) or (b) there occurs a Change in Control and Mr. Vizi’s employment is terminated for a reason related to the Change in Control.

Under the terms of the Executive Severance Agreement, if either (a) Mr. Vizi is involuntarily terminated by the Company for any reason other than “Cause” (as defined therein), “Disability” (as defined therein) or death, or (b) Mr. Vizi resigns for “Good Reason” (as defined therein), and, in each case, the termination is not a “Termination Related to a Change in Control” (as defined below), Mr. Vizi will receive the following severance payments: (i) an amount equal to 1.5 times the sum of (a) Mr. Vizi’s annual base salary as in effect immediately prior to the termination date (before taking into account any reduction that constitutes Good Reason) (“Annual Base Salary”) and (b) the highest annual bonus paid to Mr. Vizi in any of the three fiscal years immediately preceding his termination date (“Bonus”), to be paid in installments over the twelve month period following Mr. Vizi’s termination date; and (ii) for a period of eighteen months following Mr. Vizi’s termination date, a monthly payment equal to the monthly COBRA premium that Mr. Vizi is required to pay to continue medical, vision, and dental coverage, for himself and, where applicable, his spouse and eligible dependents.

Notwithstanding the above, if Mr. Vizi has a termination as described above and can reasonably demonstrate that such termination would constitute a Termination Related to a Change in Control, and a Change in Control occurs within 120 days following Mr. Vizi’s termination date, Mr. Vizi will be entitled to receive the payments set forth below for a Termination Related to a Change in Control, less any amounts already paid to Mr. Vizi, upon consummation of the Change in Control.

Under the terms of the Executive Severance Agreement, if a Change in Control occurs and Mr. Vizi experiences a Termination Related to a Change in Control on account of (i) an involuntary termination by the Company for any reason other than Cause, death, or Disability, (ii) an involuntary termination by the Company within twelve months following a Change in Control on account of Disability or death, or (iii) a resignation by the Executive with Good Reason, then Mr. Vizi will receive the following severance payments: (1) a lump sum payment equal to two times the sum of Mr. Vizi’s (a) Annual Base Salary and (b) Bonus; and (2) a lump sum payment equal to twenty-four multiplied by the monthly COBRA premium cost, as in effect immediately prior to Mr. Vizi’s termination date, for Mr. Vizi to continue medical, dental and vision coverage, as applicable, in such Company plans for himself and, if applicable, his spouse and eligible dependents. Upon the occurrence of a Change in Control, the Company shall establish an irrevocable rabbi trust and contribute to the rabbi trust the applicable amounts due under the Executive Severance Agreements.

Mr. Petraglia and Mr. Saks, along with several other members of the Company’s senior management (not including Mr. Vizi), are covered by our Change in Control Plan for Selected Executive Management (the “CIC Plan”).

Executive Severance Agreements and Change in Control Agreements (Continued)

The CIC Plan sets forth the terms and conditions of severance and benefits to be provided to a covered employee in the event (a) the covered employee experiences a covered termination of employment after a “Potential Change in Control” (as defined in the CIC Plan), but prior to a “Change in Control” (as defined in the CIC Plan), and a Change in Control that relates to the Potential Change in Control occurs within the six month period following the covered employee’s termination, or (b) the covered employee is employed by the Company on the date of a Change in Control. The CIC Plan also sets forth the terms and conditions of severance payments to be made to a covered employee in the event such employee is employed on the date of a Change in Control and is subsequently terminated on account of a covered termination during his “Designated Severance Period” (a period specified by the Company for each covered employee that is measured from the date of an applicable Change in Control, which is 18 months for Mr. Petraglia and Mr. Saks.

Under the terms of the CIC Plan, if a covered employee is (a) employed on the date of a Potential Change in Control, (b) terminated by the Company for a reason other than “Cause” (as defined in the CIC Plan), death, or disability, and (c) a Change in Control to which the Potential Change in Control relates occurs within the six month period following the covered employee’s covered termination, the covered employee will receive, if the covered employee executes and does not revoke a release of claims, severance payments at the covered employee’s annual base salary rate in regular payroll installments for the duration of the covered employee’s Designated Severance Period. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if it is determined that the covered employee has engaged in any actions constituting Cause.

Under the terms of the CIC Plan, if a covered employee is employed on the date of a Change in Control and the covered employee executes and does not revoke a release of claims:

●	all outstanding Company equity-based awards granted to the covered employee prior to the date of the Change in Control will be immediately fully vested;

●

the Compensation Committee may, in its sole discretion, determine that the covered employee will receive a pro-rated annual bonus if (a) the Committee determines that the Change in Control is an asset sale with respect to an entity in which the covered employee is associated, (b) the covered employee’s employment with the Company terminates in connection with such asset sale, and (c) the covered employee was eligible to participate in the Company’s annual bonus plan at the time of the Change in Control; any such pro-rated annual bonus will be determined based on the level of achievement under the annual bonus plan at the time of the Change in Control; and

●	the Committee may, in its sole discretion, determine that the covered employee will receive a discretionary bonus upon a Change in Control.

Any bonuses paid under the CIC Plan upon a Change in Control will be paid in a single lump sum following the Change in Control.

Executive Severance Agreements and Change in Control Agreements (Continued)

Under the terms of the Plan, if a covered employee’s employment with the “Employer” (as defined in the CIC Plan) is terminated during the covered employee’s Designated Severance Period following the occurrence of a Change in Control (a) by the Employer for any reason other than Cause, death, or disability, or (b) by the covered employee for “Good Reason” (as defined in the CIC Plan), and the covered employee executes and does not revoke a release of claims, the Employer will continue to pay to the covered employee his annual base salary in regular payroll installments for the remainder of the covered employee’s Designated Severance Period. A covered employee is not eligible for severance benefits from the Company after a Change in Control if the Change in Control is an asset sale with respect to the covered employee and the successor to the Company offers the covered employee employment with a level of compensation and benefits that in the aggregate are at least as favorable as the level of the covered employee’s compensation and benefits with the Company prior to the Change in Control. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if the Employer determines that the covered employee has engaged in any actions constituting Cause.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

We believe that, during our fiscal year ended December 29, 2018, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis. Our belief is based solely on:

●	our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended December 29, 2018 and

●

representations from the Company’s directors, executive officers and beneficial owners of more than 10% of our Common Stock that they have complied with all Section 16(a) filing requirements with respect to 2018.

CORPORATE GOVERNANCE MATTERS

Commitment to Best Practices. As discussed above with respect to executive compensation, RCM’s leadership takes its fiduciary responsibility seriously and is similarly committed to the implementation of best practices in corporate governance. This has led to several developments in our corporate governance:

●

Communications with Stockholders: In an ongoing effort to better align its leadership, corporate governance structure and compensation methodologies with the interests and perspectives of its stockholders, during the last year members of our Board and management team have spoken with stockholders representing a majority of RCM’s ownership.

●

Robust Stock Ownership Guidelines: Our Board has adopted robust stock ownership guidelines, which require covered persons to have a stock ownership position in the Company in an amount no less than the applicable multiple of their base salary, by increasing the applicable multiples. The revised multiples are:

o	Chief Executive Officer – 6.0 times
o	Chief Financial Officer – 6.0 times
o	Executive Vice President – 2.0 times
o	Group Senior Vice President (where covered) – 2.0 times
o	Senior Vice President (where covered) – 2.0 times
o	Non-Employee Director – 5.0 times

●

Succession Planning: Our Board has engaged in succession planning during the past year and has identified potential successors for all of our executive officers and for the leaders of each of the Company’s major business units.

Board Independence. The Board of Directors has determined that Roger H. Ballou, Richard A. Genovese, Leon Kopyt and S. Gary Snodgrass are “independent directors” as defined in Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market LLC. In this Proxy, these four directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Stockholder Communications with the Board. Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings. The Company encourages all of the directors to attend the annual meeting of stockholders. The 2018 Annual Meeting of Stockholders was attended by all of our then current directors.

Code of Conduct and Code of Ethics. We have adopted a Code of Conduct applicable to all of our directors, officers and employees. In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com, or in a report on Form 8-K that we file with the Commission.

Related Party Transaction Approval Policy. Our Code of Conduct mandates that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company. Furthermore, our Audit Committee must review and approve any “related party” transaction as defined in Item 404(a) of Regulation S-K, promulgated by the Securities and Exchange Commission, before it is consummated. Following any disclosure to our Compliance Officer, the Compliance Officer will then typically review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question. After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are at arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Risk Oversight by the Board. The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks.

In particular, our Audit Committee is tasked pursuant to its charter to “discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.” As appropriate, the Chairman of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

As one component of our risk oversight and anti-fraud program, our Audit Committee has established complaint reporting procedures described under “Compliance Policy” in the “Investors” section of our website at www.rcmt.com. These procedures indicate how to submit complaints to our Audit Committee regarding concerns about our accounting practices, our adherence to financial policies and procedures, or our compliance with the Sarbanes-Oxley Act of 2002. Once received, grievances are reviewed by the Chairman of the Audit Committee for consideration.

Board Leadership Structure. Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board may consider many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our Chairman, or our Lead Independent Director if our Chairman is not independent: (i) presides at all meetings of the Board including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting, (ii) serves as a liaison between the management and the independent directors, (iii) approves meeting agendas, time schedules and other information provided to the Board, and (iv) is available for direct communication and consultation with major stockholders upon request. On June 1, 2018, in conjunction with Mr. Vizi’s appointment as Executive Chairman and President, Mr. Ballou was designated by the Company’s independent directors to serve as a Lead Independent Director.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The committees report their actions to the full Board at the Board’s next regular meeting. The following table shows on which of our Board’s committees each of our directors served.

Our Board of Directors held ten meetings in the fiscal year ended December 29, 2018. The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged. Each of our directors serving during the last fiscal year attended at least 75% of the total number of meetings held by the Board and all committees on which the director served. At each meeting of the Board of Directors, there was an executive session attended only by the Independent Directors.

	Committee
Board Member	Audit	Compensation	Nominating & Corporate Governance
Roger H. Ballou	X*	X(1)	X*
Maier O. Fein	X	X	X(1)
Leon Kopyt
Richard D. Machon (2)			(2)
S. Gary Snodgrass	X	X*	X(1)
Bradley S. Vizi		(3)	(3)

*	Chairperson

(1)	The director joined this committee on June 1, 2018, and did not serve on the committee during the fiscal year ended December 30, 2017.

(2)	Mr. Machon retired from the Board on June 1, 2018, and served on the Nominating & Corporate Governance Committee through the fiscal year ended December 30, 2017 and until the date of his retirement.

(3)	Mr. Vizi served on this committee through the fiscal year ended December 30, 2017 and until he became the Company’s Executive Chairman and President on June 1, 2018.

General Duties of Each Committee

The general duties of each committee are as follows:

Audit Committee

The Board of Directors has adopted a written Audit Committee Charter. A copy of the Audit Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors.

●	Met four times during our fiscal year ended December 29, 2018.

●	See “Report of the Audit Committee” below.

●	Review and approve related parties transactions.

Compensation Committee

The Board of Directors has adopted a written Compensation Committee Charter. A copy of the Compensation Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Determines the compensation of our officers and employees.

●	Administers our stock option plans.

●	Met seven times during our fiscal year ended December 29, 2018.

Nominating and Corporate Governance Committee

The Board of Directors has adopted a written Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Oversees the Board’s review and consideration of stockholder recommendations for Director candidates.

●	Oversees the Board’s annual self-evaluation.

●	Met one time during our fiscal year ended December 29, 2018.

Independence of Committees

The Board of Directors has determined each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board meets the independence requirements applicable to members of those committees as prescribed by the NASDAQ Stock Market, LLC, the Commission and the Internal Revenue Service. The Board of Directors has further determined that Roger H. Ballou, Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

Director Nominations

The Nominating and Corporate Governance Committee’s charter does not include formal requirements for the nominating process. The Nominating and Corporate Governance Committee believes that candidates for director should meet certain minimum qualifications, including being able to read and understand financial statements, having substantial business experience, having high moral character and personal integrity, and having sufficient time to attend to their duties and responsibilities to RCM. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating and Corporate Governance Committee will also consider the potential director’s independence, whether the member would be considered an “Audit Committee Financial Expert” as described in the applicable SEC standards, and the diversity that the potential director would add to the Board of Directors in terms of gender, ethnic background, and professional experience. With respect to their consideration of diversity of background, the Nominating and Corporate Governance Committee does not have a formal policy of assessing diversity with respect to any particular qualities or attributes.

The Nominating and Corporate Governance Committee identifies potential candidates through its members’ networks of contacts, by soliciting recommendations from other directors or executive officers, major stockholders and, as appropriate, engaging search firms to identify and screen suitable director nominees. After the Nominating and Corporate Governance Committee has identified a potential candidate, publicly available information about the person is collected and reviewed. If the Nominating and Corporate Governance Committee decides to further pursue the potential candidate after this initial review, contact is made with the person. If the potential candidate expresses a willingness to serve on the Board of Directors, interviews are conducted with the potential candidate and additional information is requested. Candidates are chosen by a majority vote of the members of the Nominating and Corporate Governance Committee for recommendation to the Board of Directors.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director candidates on the same basis as other candidates, provided that the following procedures are followed in submitting recommendations. All such stockholder recommendations for the 2019 meeting of stockholders should be submitted in writing to the attention of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109 no earlier than August 14, 2020 and no later than September 13, 2020 and should be accompanied by (i) the potential candidate’s five-year employment history with employer names and a description of the employer’s business, the candidate’s experience with financial statements, and the candidate’s other board membership(s); (ii) a written consent of the director candidate to stand for election if nominated by the Nominating and Corporate Governance Committee and approved by the Board of Directors, and to serve if elected by the stockholders; and (iii) proof of ownership of RCM’s common stock by the person submitting the recommendation.

Communications with the Board

Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right not to forward any personally abusive, threatening or otherwise inappropriate materials.

PROPOSAL 2
___________________________________________

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected Macias, Gini & O’Connell LLP (“MGO”) to act in the capacity of independent accountants for the current fiscal year ending December 28, 2019. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of MGO as independent accountants to audit our accounts and records for the fiscal year ending December 28, 2019, and to perform other appropriate services. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve it. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of MGO, the Audit Committee will reconsider such selection.

Representatives of MGO will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Fees Billed by Principal Accountant during fiscal 2018 and 2017

The Company’s annual financial statements for fiscal 2018, its most recently completed fiscal year, were audited by EisnerAmper. In accordance with SEC requirements, the following disclosure is provided with respect to fees paid during fiscal 2018 and 2017 to EisnerAmper.

Audit Fees.  Fees billed to the Company by EisnerAmper for audit services rendered by EisnerAmper for the audit of the Company’s 2018 annual financial statements, for the review of those financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by EisnerAmper in connection with statutory and regulatory filings or engagements, totaled approximately $218,500. Fees billed to the Company by EisnerAmper for audit services rendered by EisnerAmper for the audit of the Company’s 2017 annual financial statements, for the review of those financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by EisnerAmper in connection with statutory and regulatory filings or engagements, totaled approximately $181,560.

Audit-Related Fees. Fees billed to the Company by EisnerAmper during 2018 and 2017 for audit-related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the preceding paragraph totaled $0 in both fiscal years.

Tax Fees. Fees billed to the Company by EisnerAmper during 2018 and 2017 for professional services rendered for tax compliance, tax advice and tax planning totaled $0 in both fiscal years.

All Other Fees. Other fees billed to the Company by EisnerAmper were $20,000 for 2018 and $0 for 2017. EisnerAmper does not audit the Company’s 401(k) plan.

The Audit Committee has considered whether EisnerAmper’s provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining EisnerAmper’s independence and has determined that it is so compatible.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations. The Audit Committee currently pre-approves all engagements of the Company’s accountants to provide both audit and non-audit services and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01 (c) (7) (i) (C) of Regulation S-X during 2018.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION BY OUR AUDIT COMMITTEE OF MACIAS, GINI & O’CONNELL LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2019.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16.

The Committee also discussed with EisnerAmper LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made and letter given to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 for filing with the Securities and Exchange Commission.

Audit Committee

Roger H. Ballou (Chair)

Richard A. Genovese

S. Gary Snodgrass

PROPOSAL 3
___________________________________________

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to reward strong annual operating performance by the Company.

Accordingly, your Board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to Company management and your Board and, accordingly, your Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your advisory vote serves as an additional tool to guide the Compensation Committee and your Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this proxy statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

PROPOSAL 4
___________________________________________

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. See Proposal 3 for the advisory vote on named executive officer compensation.

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to vote, on a non-binding, advisory basis, regarding how frequently in the future we should solicit advisory votes on the compensation of our named executive officers as disclosed in our Proxy Statements. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one, two or three years by voting on the resolution below:

“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of our named executive officers once every one, two or three calendar years that receives the greatest number of votes at the Meeting, cast by persons either voting in person or by proxy, shall be considered the frequency preferred by the stockholders.”

After considering the benefits and consequences of each alternative, your Board recommends that the advisory vote on the compensation of our named executive officers be submitted to stockholders every year. We have been holding annual advisory votes on the compensation of our named executive officers since 2013, when our stockholders expressed the preference that we do so. Your Board continues to believe that an annual vote on the compensation of our named executive officers should be held in order to provide stockholders with the ability to express their views on our executive compensation policies and practices on a frequent basis.

While your Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead being asked to indicate their preferences, on a non-binding, advisory basis, as to whether an advisory vote on the approval of compensation for our named executive officers should be held every one, two or three years.

Your Board and Compensation Committee value the opinions of stockholders on this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, your Board will consider this in deciding how often to hold advisory votes on the compensation of our named executive officers. However, because this vote is advisory and therefore not binding on your Board or the Company, your Board may decide that it is in the best interests of the stockholders that we hold these advisory votes more or less frequently than the option preferred by stockholders. The vote will not be construed to create or imply any change in or addition to the fiduciary duties of your Board or the Company.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF “ONE YEAR” UNDER THIS PROPOSAL 4.

STOCKHOLDER PROPOSALS

We have two separate and distinct processes concerning the submission of stockholder proposals:

Proposals to be Included in Our Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us by July 11, 2020, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing stockholder proposals.

Advance Notice Procedures

If a stockholder desires to make a proposal for consideration at an annual meeting of our stockholders or nominate someone for election to your Board, the stockholder must follow the applicable procedures under law or as outlined in our Bylaws. Our Bylaws provide that in order to make a proposal or nominate someone for election to your Board at an annual meeting of stockholders, written notice of the proposal or nomination must be received by the Corporate Secretary of RCM not more than 120 days or less than 90 days prior to that year’s annual meeting of stockholders. The notice must contain information required by our Bylaws regarding the stockholder and the proposal or nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of proposals and director nominations, including the information that must accompany any such stockholder notice.

Accordingly, in order for a stockholder proposal or nomination to be considered at the 2020 annual meeting of stockholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Corporate Secretary of RCM at the principal executive offices of RCM no earlier than August 15, 2020 and no later than September 14, 2020 (assuming that the 2020 annual meeting of stockholders is held on December 13, 2020, the anniversary of the 2019 Annual Meeting).

In addition, if we do not receive notice of your stockholder proposal by September 14, 2020, the proposal will be deemed “untimely” for purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934 and the persons named as proxies in next year’s proxy materials will be entitled to vote in their discretion with respect to the proposal.

A copy of the full text of our Bylaw provisions may be obtained upon written request to the Corporate Secretary of RCM at our principal place of business.

 OTHER MATTERS

Your Board does not intend to present any business at the 2019 Annual Meeting other than the matters described in this proxy statement. If any other matters are properly presented for action at the 2019 Annual Meeting, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of your Board or a properly authorized committee thereof.

By Order of the Board of Directors,

Kevin D. Miller
Secretary

November 8, 2019

0

PROXY

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109-4613

PROXY FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder appoints Bradley S. Vizi and Kevin D. Miller, and each of them, individually, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, to vote, and otherwise act on behalf of the undersigned with respect to, all shares of Common Stock of RCM Technologies, Inc. ("RCM") held of record by the undersigned as of October 17, 2019, at the Annual Meeting of Stockholders of RCM to be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, on Friday, December 13, 2019, at 4:00 p.m. local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), upon the following matters, which are described in RCM's Proxy Statement for the Annual Meeting. RCM's Board of Directors recommends a vote "FOR ALL" the director nominees, a vote "FOR" proposals 2 and 3 and a vote for "ONE YEAR" for proposal 4. The undersigned stockholder further hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in RCM's Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations.** If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of 2019 Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders furnished in connection therewith.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

RCM TECHNOLOGIES, INC.

December 13, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333030400000 3   121319

The Board of Directors recommends you vote FOR each of the following nominees, FOR proposals 2 and 3 and for "ONE YEAR" for proposal 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the six directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:

		FOR	AGAINST	ABSTAIN
1(a)	Roger H. Ballou	☐	☐	☐
1(b)	Rick Genovese	☐	☐	☐
1(c)	Swarna Srinivas Kakodkar	☐	☐	☐
1(d)	Leon Kopyt	☐	☐	☐
1(e)	S. Gary Snodgrass	☐	☐	☐
1(f)	Bradley S. Vizi	☐	☐	☐

2. Ratification of our Audit Committee's selection of Macias, Gini & O'Connell LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers. 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

ANNUAL MEETING OF STOCKHOLDERS OF

RCM TECHNOLOGIES, INC.

December 13, 2019

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

00003333333030400000 3 121319

**The Board of Directors recommends you vote FOR each of the following nominees, FOR proposals 2 and 3 and for "ONE YEAR" for proposal 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of the six directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:

		FOR	AGAINST	ABSTAIN
1(a)	Roger H. Ballou	☐	☐	☐
1(b)	Rick Genovese	☐	☐	☐
1(c)	Swarna Srinivas Kakodkar	☐	☐	☐
1(d)	Leon Kopyt	☐	☐	☐
1(e)	S. Gary Snodgrass	☐	☐	☐
1(f)	Bradley S. Vizi	☐	☐	☐

2. Ratification of our Audit Committee's selection of Macias, Gini & O'Connell LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Advisory vote regarding the frequency of future advisory votes on compensation of our named executive officers. 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.